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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 8, 2004
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-9200
(Registrant's telephone number, including area code)

Item 5—Other Events and Required FD Disclosure

        On January 8, 2004, McDATA Corporation ("McDATA") issued a press release, attached hereto as Exhibit 99.1, announcing the appointment of John Kelley, the company's president and CEO, as chairman of the board effective January 31, 2004. Jack McDonnell, the current chairman will retire from the company and the board at that time. Laurence Walker, a member of the board and chairman of the board's Technology Committee, will become the Lead Director also at that time.

        On January 8, 2004, Raytheon Company ("Raytheon") and McDATA entered into a Settlement and Release Agreement and a License Agreement related to Raytheon's patent infringement lawsuit brought against McDATA on May 5, 2003 in the United States District Court, Eastern District of Texas, Marshall Division, Civil Action No. 2:03CV13. In the settlement, the parties agreed to dismiss with prejudice their respective claims and counterclaims against each other in the patent infringement lawsuit and McDATA received a license to certain Raytheon patents.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA CORPORATION
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Corporate Secretary

Dated: January 8, 2004

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  Item 5—Other Events and Required FD Disclosure
SIGNATURE